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                               ASSET PURCHASE AGREEMENT

                                       between

                                    THE WIZ, INC.

                                 AND ITS SUBSIDIARIES

                                         and

                      CABLEVISION ELECTRONICS INVESTMENTS, INC.










                            Dated as of January 29 , 1998


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                                  TABLE OF CONTENTS

                                                                         Page
ARTICLE I

     DEFINITIONS AND TERMS


     Section 1.1    Specific Definitions . . . . . . . . . . . . . . . . . .2
     Section 1.2    Other Terms. . . . . . . . . . . . . . . . . . . . . . .9
     Section 1.3    Other Definitional Provisions. . . . . . . . . . . . . 10

ARTICLE II

     PURCHASE AND SALE OF THE BUSINESS

     Section 2.1    Purchase and Sale of Assets. . . . . . . . . . . . . . 10
     Section 2.2    Deferred Transfers . . . . . . . . . . . . . . . . . . 11
     Section 2.3    Excluded Assets. . . . . . . . . . . . . . . . . . . . 11
     Section 2.4    Assumption of Liabilities. . . . . . . . . . . . . . . 13
     Section 2.5    Excluded Liabilities . . . . . . . . . . . . . . . . . 14
     Section 2.6    Calculation of the Purchase Price and
                    Secured Loans. . . . . . . . . . . . . . . . . . . . . 16
     Section 2.7    Assigned Leases and Executory Contracts. . . . . . . . 19
     Section 2.8    Financing Lease/Security Agreement . . . . . . . . . . 22
     Section 2.9    Closing. . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 2.10   Deliveries by Purchaser. . . . . . . . . . . . . . . . 24
     Section 2.11   Deliveries by Sellers. . . . . . . . . . . . . . . . . 25

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF SELLERS


ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF PURCHASER

ARTICLE V

     COVENANTS
     Section 5.1    Access . . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 5.2    Conduct of Business. . . . . . . . . . . . . . . . . . 29
     Section 5.3    Court Proceedings. . . . . . . . . . . . . . . . . . . 31
     Section 5.4    Certain Bankruptcy Undertakings by Sellers . . . . . . 32
     Section 5.5    Reasonable Best Efforts. . . . . . . . . . . . . . . . 33
     Section 5.6    Tax Matters. . . . . . . . . . . . . . . . . . . . . . 33
     Section 5.7    Compliance with WARN, etc. . . . . . . . . . . . . . . 33
     Section 5.8    Further Assurances . . . . . . . . . . . . . . . . . . 34
     Section 5.9    Conduct of Environmental Investigations. . . . . . . . 34
     Section 5.10   Non-Solicitation . . . . . . . . . . . . . . . . . . . 34


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                                                                         Page

     Section 5.11   Store Closures; Use of Name. . . . . . . . . . . . . . 34
     Section 5.12   Office Space . . . . . . . . . . . . . . . . . . . . . 35
     Section 5.13   Covered Employees. . . . . . . . . . . . . . . . . . . 35
     Section 5.14   Insurance. . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VI

     CONDITIONS TO CLOSING; REMEDIES

     Section 6.1    Conditions to the Obligations of Purchaser
                    and Seller . . . . . . . . . . . . . . . . . . . . . . 35
     Section 6.2    Conditions to the Obligations of Purchaser . . . . . . 36
     Section 6.3    Conditions to the Obligations of Sellers . . . . . . . 36
     Section 6.4    Survival . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 6.5    Sole Remedy. . . . . . . . . . . . . . . . . . . . . . 37
     Section 6.6    RAS. . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VII

     TERMINATION


     Section 7.1    Termination. . . . . . . . . . . . . . . . . . . . . . 38
     Section 7.2    Effect of Termination. . . . . . . . . . . . . . . . . 39

ARTICLE VIII

     MISCELLANEOUS


     Section 8.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 8.2    Amendment; Waiver. . . . . . . . . . . . . . . . . . . 40
     Section 8.3    No Assignment or Benefit to Third Parties. . . . . . . 41
     Section 8.4    Entire Agreement . . . . . . . . . . . . . . . . . . . 41
     Section 8.5    Fulfillment of Obligations . . . . . . . . . . . . . . 41
     Section 8.6    Public Disclosure. . . . . . . . . . . . . . . . . . . 41
     Section 8.7    Return of Information. . . . . . . . . . . . . . . . . 41
     Section 8.8    Expenses . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.9    Schedules. . . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.10   Bulk Sales . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 8.11   GOVERNING LAW; SUBMISSION TO
                    JURISDICTION . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.12   Counterparts . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.13   Headings . . . . . . . . . . . . . . . . . . . . . . . 42


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          ASSET PURCHASE AGREEMENT, dated as of January 29, 1998, between The
Wiz, Inc., a New York corporation ("The Wiz"), and each of The Wiz's Subsidiaries and Affiliates listed on the signature pages hereto (collectively, "Sellers") and Cablevision Electronics Investments, Inc., a Delaware corporation ("Purchaser").

                                 W I T N E S S E T H:

          WHEREAS, Sellers are engaged in the marketing, sales and distribution of consumer electronic and music products through the 41 retail locations, four of which have ancillary home office locations, and two warehouses primarily in New York, New Jersey and Connecticut and listed on Schedule 1 (the "Business") and 14 other retail locations that have been or will be closed;

          WHEREAS, Sellers are debtors in possession in a case (the "Bankruptcy Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), pending in the United States Bankruptcy Court for the Southern District of New York (the "Court"), and assigned Case Nos. 97 B 48257 (CB) through 97 B 49346(CB) and 97 B 48540(CB) and 97 B 48541(CB);

          WHEREAS, the parties hereto desire that Sellers sell, transfer and assign to Purchaser and that Purchaser purchase and acquire from Sellers certain assets and liabilities of the Business, all as more specifically provided herein;

          WHEREAS, subject to approval of the Court, as set forth herein, Sellers shall be authorized by the Court to sell such assets to the Purchaser free and clear of all liens and encumbrances;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                DEFINITIONS AND TERMS

          Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth as referenced below:


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"Accounts Receivable" shall mean all accounts and notes receivable and finance receivables of Sellers arising out of the sale or other disposition of goods or services (including warranties, extended warranties and gift certificates) of the Business.

"Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall mean this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

"Amended DIP Financing Arrangements" shall mean the financing arrangements authorized by the order of the Court captioned "ORDER PURSUANT TO SECTION 364(c) OF THE BANKRUPTCY CODE AND RULE 4001 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AUTHORIZING DEBTORS (1) TO OBTAIN INTERIM POST-PETITION FINANCING, (2) GRANTING SENIOR LIENS AND PRIORITY ADMINISTRATIVE EXPENSE STATUS, (3) MODIFYING THE AUTOMATIC STAY, (4) AUTHORIZING DEBTORS TO ENTER INTO AGREEMENTS WITH CONGRESS FINANCIAL CORPORATION, (5) AUTHORIZING DEBTORS TO USE CASH COLLATERAL AND GRANTING ADEQUATE PROTECTION IN FAVOR OF PARAGON CAPITAL, L.L.C. AND B III CAPITAL PARTNERS, L.P. AND (6) AUTHORIZING DEBTORS TO OBTAIN POST-PETITION CREDIT FROM TRADE VENDORS AND GRANTING JUNIOR LIENS" and entered on December 19, 1997, as amended prior to the date hereof and as further amended by the Amended DIP Financing Order.

"Amended DIP Financing Order" shall mean an order of the Court extending its order dated December 19, 1997, as previously extended, to permit the secured loans contemplated by Sections 2.6(b) and 2.6(c) hereof on the terms contemplated by such Sections.

"Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton
     Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and


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     other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Approval Order" shall have the meaning set forth in Section 5.3(a).

"Assigned Leases" shall mean those leases listed on Schedule 2.1(d).

"Assumed Administrative Expenses"  shall mean each of the expenses set forth on
     Schedule 1.1(a) hereto.

"Assumed Liabilities" shall have the meaning set forth in Section 2.4.

"Assumption Date" shall have the meaning set forth in Section 2.7.

"Assumption Notice" shall have the meaning set forth in Section 2.7.

"Bankruptcy Case" shall have the meaning set forth in the Recitals.

"Bankruptcy Code" shall have the meanings set forth in the Recitals.

"Books and Records" shall mean all books, ledgers, files, reports, plans and operating records of, or maintained for, the Business, excluding any such items to the extent they are included in Excluded Assets.

"Business" shall have the meaning set forth in the Recitals.

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

"Cablevision" shall mean Cablevision Systems Corporation, a Delaware corporation.

"Closed Retail Locations" shall mean the retail locations listed on Schedule
     1.1(b).

"Closing" shall mean the closing of the Transaction.

"Closing Date" shall have the meaning set forth in Section 2.9.

"Code" shall mean the Internal Revenue Code of 1986, as amended.


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"Confidentiality Agreements" shall mean the agreement between Sellers and
     Purchaser, dated January 5, 1998 and the Agreement between Sellers and Madison Square Garden, L.P., dated as of November 5, 1997.

"Congress" shall mean Congress Financial Corporation, a California corporation.

"Congress Advances" shall mean all "Indebtedness" (as defined in the Amended DIP
     Financing Arrangements) due Congress.

"Consideration Determination Motion" shall have the meaning set forth in Section
     2.8.

"Contracts" shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses.

"Court" shall have the meaning set forth in the Recitals.

"Covered Employee" shall have the meaning set forth in Section 2.4(c).

"Cure Amount" shall have the meaning set forth in Section 2.7.

"Deposit" shall have the meaning set forth in Section 7.1(b).

"DIP Financing Arrangements" shall mean the financing arrangements authorized by the order of the Court dated December 19, 1997 as extended to the date hereof (and described in the definition of "Amended DIP Financing Arrangements").

"Encumbrances" shall mean liens, charges, encumbrances, security interests, options, adverse claims, or any other restrictions or third party rights.

"Excess Substandard Inventory Amount" shall have the meaning set forth in
     Schedule 2.6(a).

"Excluded Assets" shall have the meaning set forth in Section 2.3.

"Excluded Liabilities" shall have the meaning set forth in Section 2.5.

"Executory Contract" shall have the meaning set forth in Section 2.7.


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"Executory Contract Assumption Procedures" shall have the meaning set forth in
     Section 2.7.

"Executory Contract Option Period" shall have the meaning set forth in
     Section 2.7.

"Financing Leases" shall have the meaning set forth in Section 2.8.

"Financing Lease Consideration Procedures" shall have the meaning set forth in
     Section 2.8.

"Fixtures and Equipment" shall mean furniture, fixtures, furnishings, machinery, vehicles, equipment and other tangible personal property.

"Genco/United Radio Inventory" shall mean the merchandise owned by Sellers and located at refurbishers commonly known as Genco and United Radio.

"Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on the Business as currently conducted under applicable Laws.

"Government Antitrust Entity" shall mean any federal, state or local court, administrative body or other governmental entity with jurisdiction over the enforcement of any Antitrust Law or other similar Law.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Hearing Date" shall mean the date on which the Court shall consider the approval of the Transaction.

"Higher and Better Offer" shall mean a legally binding offer approved by the Court to acquire the Business as a going concern, which includes the payment to The Wiz of a non-refundable deposit in an amount at least equal to the Deposit set forth in Section 7.1(b).

"Intellectual Property" shall mean patents, patent applications, licenses, inventions, software, source codes, trade secrets, know-how, copyrights, works of authorship, mask rights, trademarks, service marks, trade names, trade dress and any similar proprietary rights.

"Inventory" shall mean all inventory Related to the Business, including without limitation all goods held for sale, and wrapping, supply and packaging items,


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     in each case as of the Closing except to the extent included in Excluded
     Assets.

"Inventory Amount" shall have the meaning set forth in Schedule 2.6(a).

"Inventory Loan" shall have the meaning set forth in Schedule 2.6(c).

"Laws" shall mean any federal, state, or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree.

"Material Adverse Effect" shall mean an effect that is materially adverse to the business, financial condition or results of operations of the Business taken as a whole.

"Net Administrative Expense Payment" shall have the meaning set forth in Section
     2.6(a).

"Nonexecutory Contract" shall mean any Contract identified in writing to Sellers prior to Closing by Purchaser other than (i) an Executory Contract, (ii) an Assigned Lease or (iii) any Excluded Asset or any Contract which represents an Excluded Liability.

"One Hundred Percent Layaway" shall mean amounts received by the Sellers for "layaway" purchases if one hundred percent of the purchase price was paid by the customer on or thirty days prior to the Closing Date.

"Orders" shall mean the collectively the Approval Order, the Amended DIP
     Financing Order, the Scheduling Order and any orders issued in connection with an Assigned Lease.

"Paragon" shall collectively mean Paragon Capital L.L.C., a Massachusetts limited liability Company and B III Capital Partners, L.P., a Delaware Limited Partnership.

"Paragon Advances" shall mean all Obligations due and owing to Paragon pursuant to the Paragon B III Agreements (as defined in the DIP Financing Arrangements and the Amended DIP Financing Agreements) plus the Paragon B III Fee due and owing to Paragon pursuant to said Amended DIP Financing Arrangements.

"Partial Layaways" shall mean amounts received by the Sellers for "layaway" purchases if less than one hundred percent of the purchase price was paid by the customer on or thirty days prior to the Closing Date.




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"Permitted Encumbrances" shall mean with respect to real property, (A)
     easements, quasi easements, licenses, covenants, Rights-of-Way or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current survey or physical inspection and (C) zoning, building, subdivision or other similar requirements or restrictions.

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

"Purchase Price" shall have the meaning set forth in Section 2.6(a).

"Purchaser" shall have the meaning set forth in the Preamble.

"RAS" shall have the meaning set forth in Section 6.6.

"RGIS Payment" shall mean the payment currently estimated to be $250,000 to conduct a physical inventory as provided in Schedule 2.6(c).

"Reductions" shall have the meaning set forth in Section 2.6(a).

"Related to the Business" shall mean related to, or used in connection with, the Business as conducted prior to the Closing.

"Sanwa" shall collectively mean Sanwa Business Credit Corporation, Bankers
     Leasing Association, Inc. and Harris Bank Glencoe-Northbrook, N.A.

"Scheduling Order" shall have the meaning set forth in Section 5.3(a).

"Sellers" shall have the meaning set forth in the Preamble.

"Subsidiary" shall mean (a) any corporation in an unbroken chain of corporations beginning with The Wiz if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which The Wiz or any other Seller is a general partner, or (c) any partnership, corporation, limited liability company or similar

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     entity that The Wiz or any other Seller controls, through the ownership of interests or otherwise.

"Substandard Inventory" shall have the meaning set forth in Schedule 2.6(a).

"Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, sales, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any governmental entity and any interest, penalties, or additions to tax attributable thereto.

"Termination Date" shall have the meaning set forth in Section 7.1.

"Termination Fee" shall have the meaning set forth in Section 7.1(b).

"Termination Notice" shall have the meaning set forth in Section 2.7.

"The Wiz" shall have the meaning set forth in the Preamble.

"Trademark Assignment Agreement" shall have the meaning set forth in Section
     2.11(e).

"Transaction" shall mean the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement.

"Transfer Taxes" shall have the meaning set forth in Section 5.6(a).

"Transferred Assets" shall have the meaning set forth in Section 2.1.

"Transferred Intellectual Property" shall mean the Intellectual Property Related to the Business, except to the extent included in Excluded Assets.

"WARN" shall mean the Worker Adjustment and Retraining Notification Act.

"Wiz Bucks" shall mean certificates representing credit in U.S. dollars toward the purchase of products sold by Sellers subject to the restrictions set forth on the face of such certificates.


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          Section 1.2  Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

          Section 1.3  Other Definitional Provisions.

          (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  The terms "dollars" and "$" shall mean United States dollars.

          (d) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

          (e) Wherever the word "include", "includes", or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

                                      ARTICLE II

                          PURCHASE AND SALE OF THE BUSINESS

          Section 2.1  Purchase and Sale of Assets.

          On the terms and subject to the conditions and termination rights set forth herein, at the Closing, Sellers shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Sellers all of each Seller's respective right, title and interest in and to the assets of such Seller Related to the Business as of the Closing, whether tangible or intangible, real or personal, except for the Excluded Assets (collectively, the "Transferred Assets"), including all of such right, title and interest in and to the following:

          (a) All cash, cash equivalents and Accounts Receivable generated by sales of inventory, warranties, extended warranties, gift certificates and any other merchandise or products Related to the Business after the close of business on Closing Date;

          (b) All receivables in existence on or after the Closing Date and other rights in respect of residuals

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     payable (but not initiation fees) on sales of telephones, pagers and other equipment regardless of when made;

          (c)  Inventory;

          (d)  Assigned Leases;

          (e)  Transferred Intellectual Property;

          (f) Books and Records to the extent related to the Transferred Assets or the Assumed Liabilities;

          (g) Fixtures and Equipment relating to the Business (subject to Section 2.8(a)(iii)).

          (h) All claims, causes of action and choses in action, except (i) to the extent related to any Excluded Asset or Excluded Liability and necessary for Sellers to get the benefit of any Excluded Asset or (ii) to the extent available as a defense, counterclaim, cross-claim, offset or third-party claim in connection with an Excluded Liability;

          (i) Any claims or causes of action of the estates of Sellers against third parties arising under the provisions of Sections 509 or 541 through 553 of the Bankruptcy Code, except to the extent related to any Excluded Asset or Excluded Liability (unless also related to any transaction or transfer involving a trade vendor/creditor to the Business) and necessary for Sellers to get the benefit of any Excluded Asset or to the extent available as a defense, counterclaim, cross-claim, offset or third-party claim in connection with an Excluded Liability; all such claims or causes of action shall be released as provided in the Approval Order and all defenses, counterclaims, cross-claims and third party claims arising under applicable law in connection therewith except to the extent related to any Excluded Asset or Excluded Liability (unless also related to any transaction or transfer involving a trade vendor/creditor to the Business) and necessary for Sellers to get the benefit of any Excluded Asset or to the extent available as a defense, counterclaim, cross-claim, offset or third-party claim in connection with an Excluded Liability; and

          (j)  All Nonexecutory Contracts.

          Section 2.2 Deferred Transfers. Executory Contracts shall be sold, conveyed, transferred, assigned and delivered to Purchaser on a deferred basis as, when and to the extent provided in Section 2.7 and 2.8, respectively.

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          Section 2.3  Excluded Assets.  Notwithstanding anything herein to the contrary, from and after the Closing, Sellers shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Purchaser hereunder, and the Transferred Assets shall not include, the following (collectively, the "Excluded Assets"):

          (a) All rights and obligations under any Contract other than under the Nonexecutory Contracts, the Executory Contracts (until such rights and obligations are required to be conveyed as provided in Section 2.7) and the Assigned Leases;

          (b) Intellectual Property not Related to the Business and copyrights, rights of authorship, software and source codes related to the Excluded Assets and Excluded Liabilities that are not necessary to conduct the Business as currently conducted;

          (c) All capital stock of each Subsidiary of The Wiz;

          (d) All Books and Records not Related to the Business and Books and Records related to the Excluded Assets and Excluded Liabilities that are not necessary to conduct the Business as currently conducted;

          (e) The Tax attributes of Sellers (including any Tax refund or net operating losses);

          (f) All claims, causes of action and choses in action (including any claim under any insurance policy issued to any Seller under which any Seller is named as a beneficiary or loss payee) to the extent related to any Excluded Asset or Excluded Liability and necessary for Sellers to get the benefit of any Excluded Asset or to the extent available as a defense, counterclaim, cross-claim, offset or third-party claim in connection with an Excluded Liability;

          (g) all claims and causes of action of the estates of Sellers against third parties arising under the provisions of Sections 509 or 541 through 553 of the Bankruptcy Code to the extent related to any Excluded Asset or Excluded Liability (unless also related to any transaction or transfer involving a trade vendor/creditor to the Business) and necessary for Sellers to get the benefit of any Excluded Asset or to the extent available as a defense, counterclaim, cross-claim, offset or third-party claim in connection with an Excluded Asset;

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          (h) Claims, reserves, refunds and other rights on or in respect of insurance policies of Sellers; provided that Sellers shall comply with
Section 5.14;

          (i) Inventory, Fixtures and Equipment and other assets located as of the Closing Date in, and Fixtures and Equipment removed prior to the Closing Date from (and not installed in any other retail location of Sellers), a Closed Retail Location;

          (j) All cash, cash equivalents, cash in transit, and Accounts Receivable as of the Closing Date and cash collateralizing letters of credit in amounts outstanding on the date of this Agreement, other than cash, cash equivalents, and Accounts Receivable included in Section 2.1(a) and (b);

          (k) The Segregated Account (as defined in the Amended DIP Financing Order);

          (l) Deposits and reserves paid by Sellers prior to the Closing Date to Brinks Incorporated, Federal Express, UPS, utility providers and credit card issuers or processors or otherwise held by any of the same as of the Closing Date and other deposits specifically identified to Purchaser in writing prior to execution of this Agreement;

          (m) Bank accounts of Sellers except to the extent of any funds therein that are covered by Section 2.1(a);

          (n) Professional retainers paid by Sellers;

          (o) Deposits paid by Sellers to Bunzl USA and its Affiliates;

          (p) All receivables in respect of initiation fees on sales of telephones, pagers and other equipment sold on or prior to the Closing; and

          (q) All assets of Namron Construction Inc.

          Section 2.4 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, at the Closing, Purchaser agrees to assume and discharge or perform when due, the liabilities and obligations set forth in (a) through (h) of this paragraph 2.4 (the "Assumed Liabilities") and no others.

          (a) All liabilities and obligations under each Executory Contract and Non-executory Contract, that accrue and are required to be performed from and after the date that Purchaser has assumed such Executory Contract or Non-executory Contract;

          (b) All liabilities and obligations that accrue and are required to be performed after the Closing Date pursuant to the Assigned Leases and the Nonexecutory Contracts;

          (c) Sellers' obligation to provide paid vacation, sick leave and personal floating holidays or, in lieu thereof (at Purchaser's option), to make payments to employees of Sellers listed on the Schedule to be provided pursuant to Section 5.13 who are employed by Sellers on the Closing Date and by Purchaser immediately following the Closing Date (each such employee, a "Covered Employee"), in amounts up to but not exceeding the amounts as are set forth for each such Covered Employee on such Schedule plus ordinary course accruals for the period thereafter and prior to Closing for accrued vacation, sick leave and personal floating holidays;

          (d) All liabilities and obligations that accrue and are required to be performed after the Closing Date to the extent related to or arising out of the ownership or operation of the Transferred Assets by Purchaser after the Closing Date;

          (e) All Assumed Administrative Expenses;

          (f) All liabilities of Sellers arising from the issuance or sale by Sellers within 30 days prior to the Closing Date of gift certificates; or

          (g) All return, rebate and layaway liabilities of Sellers arising from sales of Inventory made within 30 days (33 days in the case of returns) prior to the Closing Date.

          (h) The Purchaser shall make the payments and satisfy the obligations required to be made or satisfied by it under Section 2.7 and 2.8.

          Section 2.5  Excluded Liabilities.  Except as expressly provided by
Section 2.4 hereof, Purchaser shall not assume or be liable for any of the liabilities or obligations of Sellers or any of their Affiliates, of any kind or nature whether presently in existence or arising hereafter (the "Excluded Liabilities"), including without limitation the following:

          (a) all liabilities and obligations to the extent related to or arising out of assets not included in the Transferred Assets;

          (b) all liabilities incurred in connection with, arising out of or related to the ownership or use of any of the Transferred Assets or the conduct of the Business prior to the Closing Date;

          (c) all liabilities and obligations arising out of or relating to any Environmental Law that accrued or arose prior to the Closing Date to the extent related to any real property owned, leased or operated by any Seller or included in the Assigned Leases;

          (d) all liabilities for Taxes, except, with regard to Taxes attributable to the ownership of the Transferred Assets, to the extent they are attributable to the period after the Closing Date (and except as provided in Section 5.6);

          (e) all liabilities for which any Seller has expressly assumed responsibility in this Agreement;

          (f) all liabilities and obligations relating to current or former employees, agents, consultants or other independent contractors of Sellers, whether or not such persons are employed by Purchaser after the Closing Date, relating to services performed, benefits accrued or claims incurred prior to the Closing Date, in each case, including, but not limited to, compensation, bonus, incentives, deferred compensation, accrued salary, employee benefits, severance, vacation, sick leave, personal days, worker's compensation, and unemployment compensation or employee welfare and pension benefits;

          (g) all liabilities for any claims and administrative expenses of whatsoever kind or nature, arising prior or subsequent to the commencement of the Bankruptcy Case, whether or not asserted, including, but not limited to, liability in respect of the fees and expenses of professionals retained in or related to the Bankruptcy Case and all liability under any pre- and post-petition financing agreement including, without limitation, the aggregate principal amount of, and accrued but unpaid interest on, any outstanding borrowings thereunder, and any penalties, fees and expenses (including attorneys' fees and expenses) other than Assumed Administrative Expenses and the Cure Amount for an Assumed Agreement;

          (h) all liabilities and obligations arising out of any lawsuit, action, proceeding, inquiry, claim, order or investigation by or before any court or governmental or other regulatory or administrative agency or commission for events occurring on or before the Closing Date or not related to the Transferred Assets or Assumed Liabilities.

          (i) All liabilities of Sellers arising from the issuance or sale by Sellers of Wiz Bucks or the issuance or sale prior to more than 30 days before the Closing Date of gift certificates; and all return, rebate and layaway liabilities of Sellers arising from sales of inventory made more than 30 days (33 days in the case of returns) before to the Closing Date.

          All such Excluded Liabilities shall be retained by and remain obligations and liabilities of Sellers or their Affiliates, as the case may be. Sellers agree that the Sellers or their Affiliates, as the case may be, incurring the liability will be responsible for (and Purchaser shall not be responsible for) all Excluded Liabilities. It is expressly understood and agreed that the parties intend that Purchaser shall not be considered to be a successor to Sellers by reason of any theory of law or equity and that Purchaser shall have no liability except as otherwise expressly provided in this Agreement for any liability of Sellers or any of their Affiliates.

          Section 2.6  Calculation of the Purchase Price and Secured Loans.

          (a) Purchase Price. The purchase price ("Purchase Price") for the Transferred Assets shall be equal to the sum of (i) $10 million less the Assumed Administrative Expenses (the "Net Administrative Expense Payment"), plus (ii) an amount equal to 80% of the Inventory Amount, plus (iii) an amount equal to 10% of the Excess Substandard Inventory Amount. The Purchase Price shall be reduced by an amount equal to (x) 80% of the face value of any gift certificates issued by Sellers within 30 days prior to the Closing, (y) the payments received by Sellers in respect of Partial Layaways and (z) 80% of the payments received by Sellers in respect of the 100% Layaways (the "Reductions"). The Inventory Amount and the Excess Substandard Inventory Amount, including the portion payable at Closing, shall be determined in accordance with Schedule 2.6(a). The Reductions shall be applied against the amounts payable to Sellers under clauses (ii) and (iii) of the first sentence of this Section 2.6(a). In the event that any portion of such Purchase Price is to be paid into escrow pursuant to Section 2.9(b), the Reductions shall be applied entirely against the portion paid immediately to Sellers rather than to the escrowed amount.

          (b) Secured Loans. Unless the Closing or the Termination Date shall have earlier occurred, Purchaser shall make secured loans to The Wiz Distributors, Ltd. in the amounts and on the dates set forth in Schedule 2.6(b)-A. Unless the Closing or the Termination Date shall have earlier occurred, the advances scheduled for January 30, 1998 shall be conditioned on and made immediately following the issuance of the Amended DIP Financing Order and the advances scheduled for February 3, 1998 shall be conditioned on and made immediately following the issuance of the Approval Order (as hereinafter defined). Each subsequent secured advance shall be conditional upon the previous receipt of the orders mentioned in the previous sentence. Each secured loan provided by this Section 2.6(b) shall be made pursuant to the Amended DIP Financing Arrangements and shall have the following additional terms:

          (i) Sellers' obligation to repay the loans will be evidenced by a secured promissory note in the form attached hereto as Schedule 2.6(b)-B;

          (ii) Sellers' obligation to repay the loans, and accrued interest thereon, shall be secured by a post-petition lien and security interest pursuant to Section 364(c)(3) of the Bankruptcy Code in all of the "Collateral" (as defined in the DIP Financing Arrangements and any additional collateral provided for in any amendment thereto) and all such indebtedness of Sellers to Purchaser shall be granted an allowed super-priority administrative expense claim in accordance with
     Section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, Sections 330, 331, 503(b), 506(c) or 507(b) of the Bankruptcy Code as provided in the Amended DIP Financing Order); provided, however, that Purchaser shall not, as a result of the secured loan, have a lien on, or recourse to, any avoidance or other actions of the Sellers' bankruptcy estates;

          (iii) If this Agreement terminates for any reason except as provided in Section 7.1(b) the liens granted by Sellers with respect to the loans shall be subordinate to the payment in full of the Congress Advances, the Paragon Advances and, to the extent such liens are valid and perfected, the claims, not exceeding $1.5 million (plus interest and fees) asserted by Sanwa.

          (iv) The loans under this Section 2.6(b) will be forgiven in full at the Closing except to the extent that the Purchase Price specified in
     Section 2.6(a)(ii) and (iii) after giving effect to the Reductions exceeds the sum of (w) the Congress Advances, (x) the Paragon Advances and (y), to the extent such liens are valid and perfected, up to $1.5 million (plus interest and fees) allegedly owing to Sanwa and (z) the Inventory Loans plus (A) $1 million, if the Closing occurs on or prior to February 10, 1998 or (B) $2 million, if the Closing occurs after February 10, 1998.

          (c) Inventory Loans. At any time after the issuance of the Amended DIP Financing Order, Purchaser shall have the right to make the secured loans to The Wiz Distributors, Ltd. provided for in this Section 2.6(c) (the "Inventory Loans"). Each Inventory Loan shall be made pursuant to the Amended DIP Financing Arrangements and shall have the following additional terms:

          (i) the Inventory Loans will be advanced in installments on such dates as shall be determined by the Purchaser in its sole discretion;

          (ii) Sellers' obligation to repay the Inventory Loans will be evidenced by a secured promissory note in the form attached hereto as
     Schedule 2.6(c);

          (iii) Sellers' obligation to repay the Inventory Loans, and accrued interest thereon, shall be secured by a post-petition lien and security interest pursuant to Section 364(c)(3) of the Bankruptcy Code in all of the "Collateral" (as defined in the DIP Financing Arrangements and any additional collateral provided for in any amendment thereto) and all such indebtedness of Sellers to Purchaser shall be granted an allowed super-priority administrative expense claim in accordance with
     Section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, Sections 330, 331, 503(b), 506(c) or 507(b) of the Bankruptcy Code as provided in the Amended DIP Financing Order); provided, however, that Purchaser shall not, as a result of the secured loan, have a lien on, or recourse to, any avoidance or other actions of the Sellers' bankruptcy estates; the liens granted by Sellers with respect to the Inventory Loans shall be subordinate to the payment in full of the Congress Advances, the Paragon Advances and to the extent such liens are valid and perfected, the claims, not exceeding $1.5 million (plus interest and fees), asserted by Sanwa;

          (iv) proceeds of the Inventory Loans shall be used by the Sellers exclusively to purchase additional first quality inventory as directed by the Purchaser (and reasonably acceptable to The Wiz, Inc. in amount, type and price).

          (v)  If this Agreement terminates for any reason except as provided in
     Section 7.1(b) the liens granted by Sellers with respect to the Inventory Loans shall be subordinate to the payment in full of the Congress Advances, the Paragon Advances and, to the extent such liens are valid and perfected, the claims, not exceeding $1.5 million (plus interest and fees), asserted by Sanwa.

          (vi) The Inventory Loans will be forgiven in full at the Closing except to the extent that the Purchase Price specified in Section 2.6(a)(ii) and (iii) after giving effect to the Reductions exceeds the sum of (x) the Congress Advances, (y) the Paragon Advances and (z) to the extent such liens are valid and perfected, the claims, not exceeding $1.5 million (plus interest and fees), asserted by Sanwa.

          (vii) If the Closing occurs, the Inventory Loans will be paid from the Purchase Price specified in Section 2.6(a)(ii) and (iii), together with the amounts referred to in clauses (x), (y) and (z) of Section 2.6(c)(vi) above, in accord with existing priorities.

          Section 2.7  Assigned Leases and Executory Contracts.

          (a) On the Closing Date, Sellers shall assume and assign to Purchaser all Assigned Leases in accordance with section 365 of the Bankruptcy Code. Purchaser shall pay directly to the non-Seller parties to such Assigned Leases all amounts required to be paid to cure pre- and post-petition defaults as required by sections 365 and 365(f)(2) of the Bankruptcy Code (each, a "Cure Amount"). On January 29, 1998, Purchaser requested Sellers not to reject the leases on the Lake Grove, Manhasset, Holmdel or Sayville locations. The leases for such locations shall be treated under the Executory Contract Assumption Procedures but Purchaser shall be responsible for the actual carry costs of keeping the location open (including payroll for employees who are retained and fixture, equipment and other personal property payments required to be made at such locations) from January 29, 1998 and not the Closing Date. In the event that the Closing does not take place, Purchaser's obligation to be so responsible for payments for such locations shall cease 15 days after Purchaser provides written notice to Sellers.

          (b) The Approval Order shall provide that Purchaser has up to ninety days after the Closing Date (the "Executory Contract Option Period") to determine whether it requires Sellers to assume any or all of Sellers' executory contracts and unexpired leases other than Assigned Leases and assign such executory contracts and unexpired leases (both real and personal) (collectively, "Executory Contracts") to Purchaser under Section 365 of the Bankruptcy Code. Purchaser's decision as to whether to require an assignment of any Executory Contract, the maintenance of such contracts during the Executory Contract Option Period, and Sellers' obligation to assume and assign any such contract shall be governed by the following procedures (the "Executory Contract Assumption Procedures") which shall be approved by the Approval Order:

          (i) During the Executory Contract Option Period for each Executory Contract, Purchaser shall (A) exercise and enjoy all rights and benefits of Sellers under such Executory Contract and (B) pay directly to the non-Seller party under such Executory Contract only the sums required to be paid under such Executory Contract for use of or damage to the property subject to such Executory Contract during the Executory Contract Option Period. Purchaser shall not be deemed to have assumed or be liable for any obligations under such contracts other than the payment of amounts pro rated to cover only use of or damage to the property during the applicable Executory Contract Option Period (or, if later, the date the relevant property subject to the relevant Executory Contract is made available for return, but solely to the extent ordered by the Court) during which Purchaser has actual use of the property subject to such contract. In no event shall Purchaser be responsible for the payment of any sums or the performance of any obligations under an Executory Contract after termination of the Executory Contract Period for such Executory Contract or prior to such Executory Contract Option Period unless such Executory Contract is assumed by Sellers and assigned to Purchaser.

          (ii) Sellers shall be responsible to the non-Seller party to each Executory Contract for all obligations of Sellers, including payment of all rent and other charges, under each of the Executory Contracts for the period commencing on the date Sellers filed their bankruptcy petitions up to and including the Closing Date; provided that Sellers shall not be obligated to Purchaser for amounts it fails to pay under this provision.

          (iii) During the Executory Contract Option Period for each
     Executory Contract, Seller shall not modify, amend or terminate any Executory Contract or otherwise interfere with the exercise and enjoyment by Purchaser of Sellers' rights under any Executory Contract; provided, that Purchaser shall not exercise any such rights in a manner that could increase any administrative claim against Seller if the Assumption Date (as defined herein) relating to such Executory Contract does not take place.

          (iv) During the Executory Contract Option Period, Purchaser may provide written notice to such Sellers and the non-Seller parties to Executory Contracts (the "Assumption Notice") requiring Sellers to assume and assign under section 365 of the Bankruptcy Code certain Executory Contracts designated by Purchaser. The Assumption Notice shall advise the non-Seller parties of Sellers' intent to assume and assign such contracts to Purchaser and the Cure Amount determined by Purchaser to be required to be paid to cure defaults as required by Sections 365(b) and 365(f)(2) of the Bankruptcy Code. A copy of the Assumption Notice shall be filed with the Court. Each such non-Seller party shall have five days to object to the assumption and assignment and to the Cure Amount identified in the Assumption Notice, and must specifically state the grounds for its objection and the proper Cure Amount and provide sufficient documentation in support thereof. If a non-Seller party to an Executory Contract timely asserts or raises an objection to the assumption and assignment of such party's Executory Contract or to the Cure Amount, then a hearing will be scheduled before the Court at a date and time to be established. If no timely objection is received by the Court, Sellers and Purchaser, the Cure Amount will be the amount listed in the Assumption Notice, and the Executory Contract will be automatically assumed and assigned to Purchaser six days after the filing of the Assumption Notice without further order of the Court (the "Assumption Date"), and Purchaser shall promptly pay the related Cure Amount directly to the non-Seller party to such Executory Contract. The application of the Executory Contract Assumption Procedures and the assignment of each such Executory Contract to Purchaser will not constitute a default under the Executory Contract or otherwise allow the non-Seller party thereto to terminate or adversely affect Purchaser's rights thereunder.

          (v) The Executory Contract Option Period with respect to any Executory Contract shall terminate upon the occurrence of any of the following: (A) ten days after the date on which Purchaser notifies such Sellers and the non-Seller party to an Executory Contract that it does not require such Sellers to assume and assign such Executory Contract (the "Termination Notice"); (B) the expiration of the ninetieth day after the Closing Date if no Termination Notice is given; or (C) if an Assumption Notice is given, the earlier of (x) the date an order is entered by the Court rejecting the proposed assumption by Sellers and assignment to Purchaser of the Executory Contract, (y) the date Purchaser withdraws the Assumption Notice or (z) the Assumption

     Date or the date the Court approves the assumption and assignment. Upon termination of the Executory Contract Option Period relating to an Executory Contract pursuant to this paragraph (v), (1) the relevant Executory Contract shall be deemed rejected by Sellers, and (2) Purchaser and the non-Seller party to such Executory Contract shall develop a mutually agreeable method for such non-Seller party to recover any property subject to such Executory Contract.

          (vi) During the Executory Contract Option Period, the non-Seller party to such Executory Contract shall be enjoined by the Approval Order from taking any action to recover the property subject to such Executory Contract or to terminate such Executory Contract so long as Purchaser is paying amounts to be paid by it pursuant to the Executory Contract Assumption Procedures.

          (vii) The Approval Order shall provide that Sellers' time to assume or reject any Executory Contract that is a lease of non-residential real property is extended to the conclusion of the Executory Contract Option Period for such Executory Contract.

     Section 2.8  Financing Lease/Security Agreement.

          (a) The Approval Order shall provide that Transferred Assets covered by equipment financing leases and security agreements ("Financing Leases") constituting perfected liens upon certain Transferred Assets either (x) senior to the liens of Congress, Paragon or Sanwa or (y) junior only to perfected liens on the property covered by such Financing Lease which liens have been satisfied in full as of the Closing Date shall be transferred to Purchaser free and clear of the liens of such Financing Leases and the claims of the putative lessors of such Financing Leases. In full satisfaction of any secured claims and liens of such Financing Leases and the putative lessors thereof, the interests of the putative lessors of such Financing Leases shall be determined and satisfied under the following procedures (the "Financing Lease Consideration Procedures") which shall be approved by the Approval Order:

          (i) To determine the fair market value of Transferred Assets subject to a Financing Lease and the value of the lien of such Financing Lease, Purchaser may file a motion (the "Consideration Determination Motion") with the Court and serve same upon the owner of the applicable Financing Lease. The Consideration Determination Motion shall contain Purchaser's determination of the fair market value of the applicable Transferred Assets and the value of the lien of the applicable Financing Lease. The putative lessor of the applicable Financing Lease shall be entitled to object to Purchaser's determination and, if an objection is filed, the Court shall hold a hearing to determine the fair market value of the property and the value of the lien. Upon the Court's determination of the price to be paid for the Transferred Asset covered by a Financing Lease, Purchaser shall pay to the putative lessor of the applicable Financing Lease the amount determined by the Court, and the putative lessor of the Financing Lease shall provide such release and lien termination documentation as reasonably requested by Purchaser; provided, that Purchaser may, at any time, determine that it does not wish to complete the purchase of such Transferred Asset subject to a Financing Lease, in which case the owner of such Financing Lease shall be entitled to immediately recover such property but shall not receive additional consideration from Purchaser except for use or damage charges related solely to Purchaser's use of such property and expressly approved by order of the Court; and provided further, that in no event shall Purchaser be required to pay any amount to the putative lessor of a Financing Lease that does not hold a properly perfected security interest in and lien on the relevant Transferred Assets covered by such Financing Lease which lien is either (x) senior to the liens of Congress, Paragon or Sanwa, or (y) junior only to perfected liens on the property covered by such Financing Lease which liens have been satisfied in full as of the Closing Date.

          (ii) Purchaser shall have 90 days from the Closing Date to file the Consideration Determination Motion with the Court. During such 90 day period, Purchaser may pay the putative lessor under the applicable Financing Lease monthly rental or interest payments required under such Financing Lease commencing on the Closing Date and each owner of a covered Financing Lease shall be enjoined from taking any action to recover property subject to such leases or agreements so long as Purchaser is paying such amounts. Purchaser shall continue to pay monthly rent or interest payments as required by each such Financing Lease until the time the Court determines the Consideration Determination Motion or seven days after Purchaser advises the putative lessor of such Financing Lease and files with the Court notice that Purchaser does not wish to complete the purchase of the personal property covered by such Financing Lease. Upon receipt of such notice or failure of Purchaser to pay monthly rent or interest which accrues after the Closing Date, the putative lessor of a Financing Lease shall be entitled to immediately recover the property subject to such Financing Lease, and Purchaser and such putative lessor shall develop a mutually agreeable method for such putative lessor to recover property covered by such Financing Lease. If the Court reaches a decision on a Consideration Determination Motion and the purchase is consummated, Purchaser may request that the Court order reduce the consideration to be paid by Purchaser by monthly rent or interest paid to the putative lessor of a Financing Lease by Purchaser as provided hereby.

          (iii) If the Court determines that Transferred Assets which Purchaser believes to be covered by a Financing Lease are in fact covered by a "true" lease, such lease may be assumed by Sellers and assigned to Purchaser upon payment of all Cure Amounts and evidence of adequate assurance of future performance under such lease by Purchaser. Determination of Cure Amounts and assumption and assignment of such lease shall be governed by the Executory Contract Assumption Procedures and the filing of the Consideration Determination Motion shall be deemed to be a timely Assumption Notice; provided, that Purchaser shall promptly advise the non-Seller party to such Executory Contract of its proposed Cure Amount.

          Section 2.9  Closing.

          The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. New York City time, on the later of (i) February 6, 1998, and (ii) the second Business Day following the date on which the conditions set forth in Section 6.1 have been satisfied or waived, or at such other time and place as the parties hereto may mutually agree; provided, however, that, subject to Sellers' right to terminate this Agreement in the circumstances set forth in Section 7.1, if Buyer has timely made the secured loans provided for in Section 2.6(b), it will have the right to extend the Closing to the close of business on the next date on which a secured loan would be required to be made; in each case notwithstanding that the Closing could have occurred on an earlier date. The date on which the Closing occurs is called the "Closing Date".

          Section 2.10 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to The Wiz, on behalf of the Sellers, the following:

          (a) the Purchase Price provided for in Section 2.6(a)(i) in immediately available funds by wire transfer to an account or accounts designated by The Wiz not less than two Business Days prior to the Closing;

          (b) (x) if the physical inventory described in Schedule 2.6(a) has been completed and there are no outstanding disputes pursuant to Schedule 2.6(a) as to the inventory calculation, an amount equal to the full amount required to be paid pursuant to Section 2.6(a)(ii) and (iii) (reduced by the Reductions); or
(y) if the physical inventory described in Schedule 2.6(a) has not been completed, an amount equal to 80% of the amount described in (i) above (computed without regard to the Reductions) (based upon a mutual good faith estimate made on the basis of the Sellers' books and records), such 80% amount to be reduced by the Reductions, with the balance being placed in a mutually satisfactory escrow arrangement; or (z) if the inventory has been completed and there are outstanding disputes pursuant to Schedule 2.6(a) as to the inventory calculation, the 80% of the Inventory Amount and the 10% of the Excess Substandard Inventory Amount computed with respect to the undisputed amounts shall be paid to Sellers after deduction of the full amount of the Reductions and the balance shall be placed in escrow pursuant to mutually satisfactory escrow arrangements;

          (c) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to The Wiz, as may be necessary to effect Purchaser's assumption of the Assumed Liabilities;

          (d) an opinion of Sullivan & Cromwell, special counsel to Purchaser, or Robert S. Lemle, Executive Vice President and General Counsel of Cablevision, or any combination thereof at Purchaser's election, dated the Closing Date, in form and substance reasonably satisfactory to Sellers;

          (e)  the certificate and other documents to be delivered pursuant to
Section 6.3 hereof;

          (f) such other instruments or documents, in form and substance reasonably acceptable to Sellers, as may be necessary to effect and evidence the Closing; and

          (g) reasonable evidence of the satisfaction of the condition set forth in Section 6.3(c).

          Section 2.11 Deliveries by Sellers. At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser the following:

          (a) bills of sale or other appropriate documents of transfer, in form and substance reasonably acceptable to

Purchaser, transferring all of the Transferred Assets to Purchaser;

          (b) the Approval Order, approving this Agreement and the consummation of the transactions contemplated hereby and releasing all Encumbrances other than Permitted Encumbrances in all or any portion of the Transferred Assets in form and substance reasonably satisfactory to Purchaser;

          (c) a certificate of the Secretary or Assistant Secretary of each Seller, dated the Closing Date, as to (y) the incumbency of any officer of such Seller executing this Agreement or any document related thereto and (z) as to The Wiz, Nobody Beats the Wiz, Inc. and The Wiz Distributors, Ltd. true and correct copies of the Certificate of Incorporation and By-laws of such Seller and all amendments thereto;

          (d) an opinion of Kramer, Levin, Naftalis & Frankel, special bankruptcy counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

          (e) a trademark assignment agreement (the "Trademark Assignment Agreement") duly executed by Sellers, providing for the assignment and transfer to Purchaser of all of Sellers' right, title and interest in and to all trademarks, service marks, service names, trade names and assumed names included in the Transferred Intellectual Property, in form and substance reasonably acceptable to Purchaser;

          (f) possession of the premises subject to the Assigned Leases (free of all tenants, licensees and occupants);

          (g) certificates of good standing of each of The Wiz, Nobody Beats the Wiz, Inc. and The Wiz Distributors, Ltd., dated a recent date from the jurisdiction of organization of each such entity, together with certificates or telegrams bringing down to date the information contained in each certificate dated not earlier than five days prior to the Closing Date;

          (h) the certificates and other documents to be delivered pursuant to
Section 6.2 hereof; and

          (i) such other instruments or documents, in form and substance reasonably acceptable to Purchaser, as may be necessary to effect and evidence the Closing.

                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SELLERS

          None of the Sellers or any other Person makes any express or implied representation or warranty on behalf of Sellers. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE TRANSFERRED ASSETS AND THE ASSUMED LIABILITIES.

                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Neither Purchaser nor any other Person makes any express or implied representation or warranty on behalf of Purchaser.


                                      ARTICLE V

                                      COVENANTS

          Section 5.1 Access. (a) Prior to the Closing, Sellers shall permit Purchaser and its representatives to have access, during regular business hours and upon reasonable advance notice, to the Transferred Assets, subject to reasonable rules and regulations of Sellers and any applicable Laws, including any Antitrust Law or other similar Laws, and Sellers shall furnish, or cause to be furnished, to Purchaser any financial and operating data and other information that is available with respect to the Business as Purchaser shall from time to time reasonably request. Sellers agree to retain for a period of not less than four years following the Closing Date all Books and Records included in the Excluded Assets unless Sellers have offered to deliver such Books and Records to Purchaser upon Purchaser's request. Following the Closing, Sellers shall provide Purchaser and its representatives, upon reasonable notice, reasonable access to the Books and Records included in the Excluded Assets to the extent such Books and Records were not delivered to Purchaser and to the extent such access is reasonably related to the Transferred Assets or Assumed Liabilities or otherwise necessary for Purchaser to comply with the terms of this Agreement or any Laws.

          (b) Not less than five days prior to the Closing, Sellers shall have furnished to Purchaser a list on which it will use a reasonable good faith effort to list the following contracts:

          (i) any lease (other than the Assigned Leases) providing for annual rentals of $100,000 or more; (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual aggregate payments by Sellers of $100,000 or more; (iii) any sales, distribution or other similar agreement providing for the sale by Sellers of materials, supplies, goods, services, equipment or other assets that provides for annual aggregate payments to Sellers of $100,000 or more; (iv) any partnership, joint venture or other similar contract or agreement or any material power-of-attorney; (v) any contract relating to indebtedness for borrowed money, any contract relating to a deferred purchase price of property in excess of $10,000 (whether incurred, assumed, guaranteed or secured by asset) or any contract relating to any indebtedness secured by any assets of any Seller; (vi) any material license agreement, franchise agreement or agreement in respect of similar rights granted to or held by any Seller; (vii) any agency, dealer, sales representative or other similar agreement providing for annual aggregate payments by Sellers or by the other party thereto of $100,000 or more; (viii) any contract, order or decree that substantially limits the freedom of any Seller to compete in any line of business or with any Person or in any area and which would so limit the freedom of any Seller or Purchaser after the Closing Date; (ix) any guarantee (other than guarantees in respect of any lease transferred to a third party for which any Seller has been indemnified), indemnity, keep-well or similar agreement or arrangement pursuant to which the aggregate liability of Sellers is $100,000 or more; (x) any other contract or commitment not made in the ordinary course of business that is material to Sellers taken as a whole, and
          (xi) any agreement relating to residuals of the type referred to in
          Section 2.1(b);

          (c) Purchaser agrees to retain for a period of not less than four years (and not less than the period of the applicable statute of limitations for Books and Records relating to Taxes) following the Closing Date all Books and Records included in the Transferred Assets. Following the Closing, Purchaser shall provide Sellers and their representatives, during normal business hours and upon reasonable notice, reasonable access to the Books and Records included in the Transferred Assets and other underlying data and documentation relating to the Business and make personnel of Purchaser available to Sellers in Sellers' review thereof to the extent such access is reasonably related to any Excluded Assets or Excluded Liabilities, the administration of Sellers' bankruptcy proceedings, the winding-up of Sellers' operations or otherwise necessary for Sellers to comply with the terms of this Agreement or any Laws. Purchaser shall provide the services of appropriate employees to assist in the closing of Sellers' books as of the Closing Date.

          Section 5.2 Conduct of Business. (a) During the period from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise agree in writing in advance with respect to the Business, Sellers covenant and agree that Sellers shall conduct the Business in the ordinary and usual course as conducted since the filing of the Bankruptcy Case and use their reasonable efforts to preserve the Business intact, as contemplated below. During the period from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, Sellers covenant and agree that with respect to the Business they shall not:

          (i) incur, create or assume any Encumbrance on any of its properties (other than a Permitted Encumbrance) which would be an Encumbrance on the Transferred Assets after purchase by Purchaser;

          (ii) sell, lease, license, transfer or dispose of any assets other than Excluded Assets and sales of Inventory, credit card accounts receivable, and other goods and services sold in Sellers' retail operations in the ordinary course of their Business;

          (iii) enter into, voluntarily terminate, or materially extend or modify any Contract involving payments in excess of $7,500 other than sales of goods and services sold in Sellers' retail operations in the ordinary course of business;

          (iv) set aside or pay any dividend or distribution with respect to the capital stock of The Wiz, repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interest of The Wiz, grant any options to purchase shares of capital stock or any other equity interest of any Seller or issue any shares of capital stock or any other equity interest of any Seller;

          (v) enter into any financing arrangement or incur any indebtedness for borrowed money other than pursuant to the DIP Financing Arrangements and the

     Amended DIP Financing Arrangements (or any extensions thereof) as in effect on the date hereof;

          (vi) make any change with respect to the compensation, benefits or title of any of the employees employed in the Business;

          (vii) other than in the ordinary course of business as conducted since the filing of the Bankruptcy Case, enter into any warranty or extended warranty arrangements;

          (viii) issue any coupons, rebate slips, gift certificates or other arrangements allowing customers to acquire goods in the future;

          (ix) other than in the ordinary course of business as conducted since the filing of the Bankruptcy Case, accept any customer deposits (including layaway purchases) with respect to future sales;

          (x) enter into any purchase orders for Inventory other than as directed by Purchaser;

          (xi) terminate or lay off any employee employed in the Business other than for employee misconduct and other than reductions in weekly hours worked by any employee;

          (xii)  exercise any option to extend any Assigned Lease;

          (xiii) surrender any premises subject to an Assigned Lease or terminate, cancel, modify or amend any Assigned Lease; or

          (xiv) enter into any agreement or commitment with respect to any of the foregoing.

          (b) During the period from the date hereof to the Closing Date, Sellers shall provide consultation rights to Purchaser with respect to all significant decisions relating to the Business not otherwise subject to Purchaser's approval under Section 5.2(a).

          (c) From the date hereof until the Closing, the Business shall be conducted in a manner entirely consistent with the Interim Budget initialed by The Wiz and Purchaser on the date hereof. No amount in excess of 105% of each budgeted line item amount in the Interim Budget will be expended (other than changes from the budget that vary directly in accordance with revenues), without the express consent of Purchaser.

          (d) Seller shall not consent to any amendment to the DIP Financing Arrangements or the Amended DIP Financing Arrangements that adversely affects the Purchaser in any respect without the prior written consent of the Purchaser.

          Section 5.3  Court Proceedings.

          (a) On or prior to January 27, 1998, Sellers filed with the Court a motion and supporting papers in form and substance reasonably acceptable to Purchaser seeking Court approval of the Termination Fee provided for in Section 7.1(b) and the bidding procedures, including an initial $2,500,000.00 overbid requirement and subsequent overbid amounts equal to at least $500,000.00 for each bid or partial bids in the aggregate, and scheduling the Hearing Date. The order ("Scheduling Order") approving the Termination Fee and bidding procedures and scheduling the Hearing Date shall be entered by the Court on or before January 30, 1998 and shall be in form and substance reasonably acceptable to Purchaser and its counsel. On or prior to January 27, 1998, Sellers filed with the Court a motion and supporting papers seeking Court approval (the "Approval Order") of this Agreement and Sellers' performance of their obligations under this Agreement.

          (b) On or prior to January 29, 1998, Sellers filed with the Court a motion and supporting papers in form and substance reasonably satisfactory to Purchaser and its counsel seeking the Amended DIP Financing Order. The Amended DIP Financing Order was entered by the Court on or prior to January 30, 1998 and is in form and substance reasonably acceptable to Purchaser.

          (c) The Approval Order shall be in form and substance reasonably acceptable to Purchaser and contain findings and rulings pursuant to, inter alia, Sections 363(b),(f) and (m) and 365 of the Bankruptcy Code and such other provisions as Purchaser may reasonably require relating to the transactions contemplated by this Agreement including provisions relating to the sale, assignment, transfer and delivery, or the assumption and assignment, of the Transferred Assets and the Assigned Leases to Purchaser free and clear of all Encumbrances (other than Permitted Encumbrances) and all liabilities of every kind or nature except those expressly assumed in this Agreement. In addition to such other provisions as Purchaser shall reasonably require, the Approval Order shall (i) permanently enjoin after the Closing Date any Person from asserting any claim or interest against Purchaser or any of its Affiliates which was or could have been asserted in the Bankruptcy Case against any Seller other than claims directly related to the Assumed Liabilities, and (ii) provide that all avoidance and similar actions (other than those constituting Excluded Assets) shall be released, including all preference and other claims (of any nature) against vendors and claims (of any nature) against shareholders and shall include other releases (including releases of Cablevision and its Affiliates) in form and substance reasonably acceptable to Purchaser, Sellers, Congress, Paragon and the Committee of Unsecured Creditors.

          (d) Sellers shall provide notice of any hearing on the Termination Fee and bidding procedures and the Approval Order or any other matter before the Court relating to this Agreement or the Transaction, in each case as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Southern District of New York or as otherwise ordered by the Bankruptcy Court.

          (e) Sellers shall be permitted to engage in such actions or proceedings as Sellers deem appropriate in the event that this Agreement is terminated in accordance with the terms of Article VII hereof. Sellers may, consistent with their fiduciary duties, solicit and encourage competing going concern bids for substantially all of the assets of the Sellers but not for a complete or partial liquidation.

          Section 5.4  Certain Bankruptcy Undertakings by Sellers.

          (a) Sellers shall use their reasonable efforts to effect the transactions contemplated by this Agreement in accordance with the Scheduling Order and the Approval Order.

          (b) Except for actions contemplated by Section 5.3(e), from and after the date hereof, Sellers shall not take any action, or fail to take any action, which action or failure to act would reasonably be expected to (i) prevent or impede the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement; or (ii) result in (A) the reversal, avoidance, revocation, vacating or modification (in any manner that would reasonably be expected to materially and adversely affect Purchaser's rights hereunder), or (B) the entry of a stay pending appeal, in each of cases (A) and
(B), of the Scheduling Order or the Approval Order or any separate order entered pursuant to Section 105, 363, 365, or other section of the Bankruptcy Code relating to the subject matter hereof.

          (c) From and after the Closing Date, Sellers shall promptly provide to Purchaser copies of all motions, orders, briefs, hearing transcripts, reports and other pleadings filed in the Bankruptcy Court or in related court proceedings received or filed by Seller after the date hereof, except to the extent such motions, orders, briefs, hearing transcripts, reports and pleadings are publicly available via the Internet.

          Section 5.5 Reasonable Best Efforts. Sellers and Purchaser will cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the Transaction. Purchaser and Sellers will promptly file documentary materials required by the U.S. Antitrust Laws and any other Laws and promptly file any additional information requested as soon as practicable after receipt of such request thereof.

          Section 5.6  Tax Matters.

          (a) Purchaser shall pay all use, conveyance, stamp duty, transfer, gain, sales, registration, recording or other similar fees and taxes ("Transfer Taxes"), if any, imposed and required to be paid as a result of the transactions contemplated herein on or before the due date of such taxes, returns or filings. Purchaser and Seller will cooperate and use all commercially reasonable efforts to minimize such Transfer Taxes;

          (b) Purchaser will retain a qualified appraiser for purposes of allocating the Purchase Price among the Transferred Assets for purposes of
Section 1060 of the Code using the method set forth in Section 1060. The determinations of such appraiser will be binding upon Purchaser and Sellers. Any adjustment to the Purchase Price required by this Agreement shall be allocated on a pro rata basis among the Transferred Assets;

          (c) Purchaser and Sellers will cooperate in reporting the federal, state, local and other Tax consequences of the transactions contemplated herein. Sellers shall not take any Tax position contrary to that taken by Purchaser;

          (d) The obligations set forth in this Section 5.6 shall be unconditional and absolute and shall remain in effect until 30 days following the expiration of the applicable statutes of limitation (including waivers and extensions thereof) for the taxable year or period at issue.

          Section 5.7 Compliance with WARN, etc. Sellers shall not prior to the Closing Date effectuate a "plant
                                          33
closing" or "mass layoff", as those terms are defined in WARN, affecting any of the Sellers' employees and requiring a notice to employees pursuant to WARN, without notifying Purchaser in advance.

          Section 5.8 Further Assurances. From time to time after the Closing Date, Purchaser and Sellers each shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the other party hereto and necessary for the other party hereto to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

          Section 5.9 Conduct of Environmental Investigations. Purchaser shall be permitted to conduct such investigation relating to the environmental compliance of properties subject to Assigned Leases, unless the terms of any such lease prohibit such an investigation, as it shall determine and Sellers shall cooperate with Purchaser and its representatives in connection with such investigation.

          Section 5.10 Non-Solicitation. Sellers agree that they will not directly or indirectly prior to the second anniversary of the Closing Date, induce, encourage, or solicit any of their employees or former employees to whom Purchaser offers employment with notice to Seller to reject Purchaser's offer of employment or leave such employment, or to accept any other position or employment.

          Section 5.11 Store Closures; Use of Name. Sellers agree that all of the Closed Retail Locations have been or will be closed prior to the Closing Date and Sellers will reject or assume and assign all of the leases relating to such locations. Any and all liability arising out of, in connection with, or related to such rejection or sale shall be the sole responsibility of Sellers. Sellers recognize and agree that they are transferring to Purchaser all right to use and authorize the use of the name "Nobody Beats the Wiz" and all derivatives thereof and Sellers agree that after the Closing Date they will not (i) make any use of such name or a trade name or trade mark or otherwise in connection with the sale of merchandise, (ii) reopen or operate any retail establishment for the sale of any products of a type formerly sold as part of the Business following the sale or liquidation of the Excluded Assets, or (iii) sell any products of a type formerly sold as part of the Business in any manner by reference to the fact that such merchandise may have once been owned by the Business. Sellers will change their names promptly after the Closing to names not including the name "Wiz" or any derivation thereof.

          Section 5.12 Office Space. Purchaser shall provide, until the termination of all bankruptcy proceedings related to Sellers, office space at Purchaser's primary office for the Business and reasonably adequate to accommodate up to six individuals designated by Sellers from time to time. Sellers shall not be obligated to pay any rent for such office space. Sellers will make their own arrangements for telephone and utilities. If Sellers are unable to do so, Purchaser will provide telephone and utilities but only if Sellers provide cash deposits therefor, which Buyer, in its sole discretion, deems adequate to cover any such charges and reimburses Purchaser within 10 days of Purchaser delivering to Seller an invoice for such charges.

          Section 5.13 Covered Employees. Sellers shall deliver to Purchaser not later than February 2, 1998 a Schedule setting forth a listing of each employee of the Company and each employee's accrued vacation, sick leave and personal floating holidays all as of a recent date. Purchaser shall deliver to Sellers, not later than three business days following the delivery by Sellers, such list of the employees to whom Purchaser intends to offer employment as of the Closing Date. Purchaser shall not be bound to offer employment to any such person.

          Section 5.14 Insurance. At or prior to the Closing, Sellers shall cause Purchaser to be named as an additional named insured on all policies of insurance maintained by Sellers, at no cost to Sellers (other than any policies which Purchaser agrees in writing to except from this Section 5.14 and any policies which have been or which are cancelled). Notwithstanding the foregoing each Seller reserves the right to terminate any or all of such policies at any time.


                                      ARTICLE VI

                           CONDITIONS TO CLOSING; REMEDIES

          Section 6.1 Conditions to the Obligations of Purchaser and Seller. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver without further notice to parties in interest or approval by the Court) prior to the Closing of the following conditions:

          (a) HSR Act and Other Antitrust Laws. All filings under Antitrust Laws and similar Laws shall have been made and any required waiting period under such Laws applicable to the Transaction shall have expired or been earlier terminated.

          (b) No Injunctions. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits the consummation of the Closing or imposes material limitations on Purchaser's ownership or operation of the Transferred Assets.

          (c) Consents, etc. Each consent, approval, waiver or authorization required to be obtained by any Seller or Purchaser for, or notice or filing required to be given by any Seller or Purchaser to or made by any Seller or Purchaser with, any federal, state or local governmental authority or other Person in connection with, the execution, delivery and performance by any Seller or Purchaser of this Agreement shall have been obtained except for any consent, approval, waiver, authorization, notice or filing required for the transfer hereunder of any asset other than Assigned Leases, the failure of which to obtain will not result in a Material Adverse Effect.

          Section 6.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver without further notice to parties in interest or approval by the Court) prior to the Closing of the following conditions:

          (a) Covenants. The covenants and agreements of Sellers to be performed on or prior to the Closing shall have been duly performed in all material respects, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of each of the Sellers.

          (b) Approval Order. The Court shall have issued the Approval Order on or before February 3, 1998 and the Approval Order shall not be subject to any stay and either (i) shall have become final and nonappealable or (ii) shall contain a finding that Purchaser is a good faith purchaser for value within the meaning of Section 363(m) of the Bankruptcy Code.

          Section 6.3 Conditions to the Obligations of Sellers. The obligation of Sellers to effect the Closing is subject to the satisfaction (or waiver without further notice to parties in interest or approval by the Court) prior to the Closing of the following conditions:

          (a) Covenants. The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed, in all material respects, and Sellers shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser.

          (b) The Court shall have issued the Approval Order and the Approval Order shall not be subject to any stay.

          (c) Prior to or contemporaneous with the Closing, there shall have been contributed to Purchaser as equity capital (excluding any funds comprising the Purchase Price) an amount not less than $40,000,000.

          Section 6.4 Survival. The covenants of Sellers and Purchaser in this Agreement shall survive the Closing.

          Section 6.5 Sole Remedy. Each party shall be answerable (at law or in equity) in damages or for specific performance for any breach of any covenant herein. The rights and remedies expressly provided in this Agreement shall constitute the sole and exclusive basis for and means of recourse between the parties with respect to the subject matter hereof and Purchaser and Sellers each expressly waives any and all other rights or causes of action it may have against the other party now or in the future under any Law. Sellers recognize and agree that Purchaser is acting on its own behalf in entering into this Agreement. No Affiliate of Purchaser (including without limitation Cablevision) or of any Seller (other than any other Seller) shall have any liability hereunder whether as a primary obligor, guarantor or otherwise and any claim in respect thereof is hereby waived and released by Sellers and Purchaser, respectively.

          Section 6.6 RAS. Notwithstanding anything herein to the contrary, neither RAS Management Advisors, Inc. ("RAS") nor any of its officers, directors, shareholders, employees, agents, representatives or independent contractors shall have any liability whatsoever to any party for any act, omission or representations related to or arising from either the transactions contained in or contemplated by this Agreement or the retention of RAS by Sellers as Chief Restructuring Officer, pursuant to an order of the Bankruptcy Court, dated December 16, 1997.

                                     ARTICLE VII

                                     TERMINATION

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)  by mutual agreement of Purchaser and Sellers;

          (b) by Sellers on or prior to February 3, 1998 if a Higher and Better Offer is received for the Transferred Assets. Sellers' right to terminate pursuant to this Section 7.1(b) shall expressly be conditioned upon acceptance and approval by the Court of such Higher and Better Offer. Sellers' right to terminate pursuant to this Section 7.1(b) shall also expressly be conditioned upon Sellers' payment to Purchaser at the time of approval of the Higher and Better Offer of the sum of (i) all amounts paid, advanced or contributed to any Seller by Purchaser (including the secured loans made by Purchaser pursuant to Section 2.6(b) and the inventory loans made by Purchaser pursuant to
Section 2.6(c), respectively, and without regard to any priority or subordination agreements governing such payments, advances or contributions),
(ii) $2,000,000 as a termination fee (the "Termination Fee") and (iii) one-half of the RGIS Payment (the "Deposit");

          (c) by Purchaser at any time up to and including the Closing Date; provided, that the Secured Loans made by Purchaser pursuant to Section 2.6(b) will be forgiven in full if Purchaser terminates this Agreement pursuant to this
Section 7.1(c) after February 10, 1998 (other than a termination as a result of (i) failure to receive HSR Act clearance by February 17, 1998 or (ii) Sellers' failure to comply with Article V hereof which prevents the consummation of the Transaction or materially and adversely affects the value of the Transferred Assets).

          (d) by the Sellers if Purchaser fails to make any Secured Loans in the amount and at the times provided in Section 2.6(b);

          (e) by Sellers if the Closing Date shall not have occurred on or prior to February 10, 1998 and HSR Act clearance has been obtained on or prior to February 9, 1998 or (ii) on or prior to February 17, 1998; provided, however, that the right to terminate under this Section 7.1 (e) shall not be available to Sellers if the failure of the Closing Date to occur on or before such date was caused by or resulted from (i) a breach by a Seller of the provisions of Section 5.5, (ii) a failure by Sellers to deliver the Sellers' deliveries under Section 2.11 or (iii) affirmative acts by a Seller constituting a breach of a covenant of Seller hereunder.

          The date on which this Agreement is terminated is referred to as the "Termination Date".

          Section 7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 7.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 7.2 and in the third sentence of Section 2.7(a) and Sections 7.1(b), 8.1, 8.2, 8.4, 8.6, 8.7, 8.8, 8.9 and 8.11 hereof (and any related definitional provisions set forth in Article I)), and except that nothing in this Section 7.2 shall relieve any party from liability for any breach of this Agreement that arose prior to such termination.


                                     ARTICLE VIII

                                    MISCELLANEOUS

          Section 8.1 Notices. All notices, consents or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                         To Purchaser:

                         CABLEVISION ELECTRONICS
                         INVESTMENTS, INC.
                         One Media Crossways
                         Woodbury, New York  11797
                         Telephone: (516) 364-8450
                         Telecopy:  (516) 396-8768
                         Attn:  General Counsel

                         With a copy to:

                         SULLIVAN & CROMWELL
                         125 Broad Street
                         New York, New York 10004
                         Telephone:  (212) 558-4000
                         Telecopy:  (212) 558-3588
                         Attn: John P. Mead

                         To Sellers:

                         NOBODY BEATS THE WIZ, INC.
                         1300 Federal Road
                         Carteret, NJ  07008
                         Telephone:  (732) 602-1000
                         Telecopy:   (732) 602-8971
                         Attn:  Richard Sebastiao

                         With a copy to:

                         KRAMER, LEVIN, NAFTALIS & FRANKEL
                         919 Third Avenue
                         New York, NY  10022
                         Telephone:  (212) 715-9100
                         Telecopy:   (212) 715-8000
                         Attn:  Kenneth H. Eckstein
                                Saul E. Burian

                         and

                         TRAUB, BONACQUIST & FOX LLP
                         489 Fifth Avenue
                         New York, New York  10017
                         Telephone:  (212) 476-4770
                         Telecopy:  (212) 476-4787
                         Attn:  Paul Traub
                                Michael S. Fox

          Section 8.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and each of the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.3 No Assignment or Benefit to Third Parties. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party hereto provided that the rights of Sellers hereunder may be assigned to a successor or designee of Sellers after Closing. Prior to the Closing, Purchaser may assign its rights and obligations to another wholly-owned subsidiary of Cablevision . After the Closing, Purchaser may assign all of its rights and obligations to any successor to all or substantially all of its assets, whether by Merger or otherwise. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Sellers or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          Section 8.4 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. The Confidentiality Agreements shall be deemed to be terminated in all respects as of the Closing.

          Section 8.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

          Section 8.6 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Law, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed, or as the Sellers' reasonably believe is necessary or appropriate in connection with the Bankruptcy Case no press release or similar public announcement or communication shall ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both parties hereto.

          Section 8.7 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Sellers all Books and Records furnished by Sellers, the Business or any of their respective agents, employees, or representatives (including all copies, if any, thereof), and shall not use or disclose the information contained in such Books and Records for any purpose or make such information available to any other entity or person.

          Section 8.8 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

          Section 8.9 Schedules. The disclosure of any matter in any schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Sellers or Purchaser or to otherwise imply, that any such matter is material for the purposes of this Agreement.

           Section 8.10  Bulk Sales.  The parties agree to waive compliance with
Article 6 of the Uniform Commercial Code as adopted in each of the jurisdictions in which any of the Transferred Assets are located to the extent, if any, that such Article is applicable to the transactions contemplated hereby.

          SECTION 8.11 GOVERNING LAW; SUBMISSION TO JURISDICTION. THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE COURT AND, SOLELY IN CONNECTION WITH CLAIMS ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT: (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT, (ii) WAIVES ANY OBJECTION TO VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE COURT, (iii) WAIVES ANY OBJECTION THAT THE COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (iv) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 8.1 OF THIS AGREEMENT.

          Section 8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          Section 8.13 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                             THE WIZ, INC.



                                             By:  RAS Management Advisors,
                                                  Inc.
                                                  In its capacity as Chief
                                                  Restructuring Officer


                                             By:  /s/ Richard Sebastiao
                                                  ------------------------
                                                  President


                                             THE WIZ DISTRIBUTORS, LTD.
                                             NOBODY BEATS THE WIZ, INC.
                                             THE WIZ OF PATCHOGUE, INC.
                                             THE WIZ OF NOHO, INC.
                                             THE WIZ OF POUGHKEEPSIE, INC.
                                             THE WIZ OF NORWALK, INC.
                                             THE WIZ OF PRINCETON, INC.
                                             THE WIZ OF NYACK, INC.
                                             THE WIZ OF QUEENS BOULEVARD,
                                             INC.
                                             THE WIZ OF OLD BRIDGE, INC.
                                             NBTW LEASING, INC.
                                             THE WIZ OF RARITAN, INC.
                                             THE WIZ DISTRIBUTORS OF 106TH
                                             STREET, INC.
                                             THE WIZ OF ROCKVILLE, INC.
                                             THE WIZ DISTRIBUTORS OF JAMAICA,
                                             INC.
                                             THE WIZ OF ROXBURY, INC.
                                             THE WIZ DISTRIBUTORS OF FLUSHING
                                             INC.
                                             THE WIZ OF SALEM, INC.
                                             THE WIZ DISTRIBUTORS OF NEW
                                             JERSEY, INC.
                                             THE WIZ OF SAYVILLE, INC.
                                             THE WIZ DISTRIBUTORS OF NEW
                                             YORK, INC.
                                             THE WIZ OF SAUGUS, INC.
                                             THE WIZ OF 15TH STREET, INC.
                                             THE WIZ OF SECAUCUS, INC.
                                             THE WIZ OF 45TH STREET, INC.
                                             THE WIZ OF SPRING VALLEY, INC.
                                             THE WIZ OF 57TH STREET, INC.
                                             THE WIZ OF SPRINGFIELD, INC.
                                             THE WIZ OF 86TH STREET, INC.

                                             THE WIZ OF STATEN ISLAND, INC.
                                             THE WIZ OF 125TH STREET, INC.
                                             THE WIZ OF STEINWAY STREET,
                                             INC.
                                             THE WIZ OF ALBANY, INC.
                                             THE WIZ OF SYRACUSE INC.
                                             THE WIZ OF BAILEY'S
                                             CROSSROADS, INC.
                                             THE WIZ OF THIRD AVENUE, INC.
                                             THE WIZ OF BAY PARKWAY, INC.
                                             THE WIZ OF TOMS RIVER, INC.
                                             THE WIZ OF BAY PLAZA, INC.
                                             THE WIZ OF UNION SQUARE, INC.
                                             THE WIZ OF BAY RIDGE, INC.
                                             THE WIZ OF UTICA, INC.
                                             THE WIZ OF BRICK, INC.
                                             THE WIZ OF VALLEY STREAM, INC.
                                             THE WIZ OF BROADWAY, INC.
                                             THE WIZ OF WAYNE, INC.
                                             THE WIZ OF CARLE PLACE, INC.
                                             THE WIZ OF WILMINGTON, INC.
                                             THE WIZ OF CARTERET, INC.
                                             THE WIZ OF WONDER PLAZA, INC.
                                             THE WIZ OF D.C., INC.
                                             THE WIZ OF YORKTOWN, INC.
                                             THE WIZ OF DANBURY, INC.
                                             THE WIZ DIRECT, INC.
                                             THE WIZ OF EAST BRUNSWICK,
                                             INC.
                                             THE WIZ OF EATONTOWN, INC.
                                             THE WIZ OF EMPIRE STATE, INC.
                                             THE WIZ OF FAIRFAX, INC.
                                             THE WIZ OF FIFTH AVENUE, INC.
                                             THE WIZ OF FLATBUSH, INC.
                                             THE WIZ OF FLATLANDS, INC.
                                             THE WIZ OF FORDHAM ROAD, INC.
                                             THE WIZ OF FRAMINGHAM, INC.
                                             THE WIZ OF FULTON STREET, INC.
                                             THE WIZ OF GOTHAM, INC.
                                             THE WIZ OF GREENWICH VILLAGE,
                                             INC.
                                             THE WIZ OF HAMILTON, INC.
                                             THE WIZ OF HERALD SQUARE, INC.
                                             THE WIZ OF HICKSVILLE, INC.
                                             THE WIZ OF HOLMDEL, INC.
                                             THE WIZ OF HOLYOKE, INC.
                                             THE WIZ OF JERSEY CITY, INC.
                                             THE WIZ OF KINGS PLAZA, INC.
                                             THE WIZ OF LAKE GROVE, INC.
                                             THE WIZ OF LIVINGSTON, INC.
                                             THE WIZ OF MANHASSET, INC.
                                             THE WIZ OF MARLBOROUGH, INC.
                                             THE WIZ OF MARYLAND, INC.

                                             THE WIZ OF MENLO PARK, INC.
                                             THE WIZ OF MERIDEN, INC.
                                             THE WIZ OF MIDDLETOWN, INC.
                                             THE WIZ OF MIDTOWN, INC.
                                             THE WIZ OF MILFORD, INC.
                                             THE WIZ OF MONMOUTH, INC.
                                             THE WIZ OF NEWINGTON, INC.
                                             THE WIZ OF PARAMUS, INC.
                                             NAMRON CONSTRUCTION, INC.


                                             By:  RAS Management Advisors,
                                                  Inc.
                                                  In its capacity as Chief
                                                  Restructuring Officer


                                             By:  /s/ Richard Sebastiao
                                                  ---------------------
                                                       President

                                             CABLEVISION ELECTRONICS
                                             INVESTMENTS, INC.



                                             By: /s/ Marc Lustgarten
                                                 ---------------------
                                                 Name: Marc Lustgarten
                                                 Title: Vice Chairman

                                             In consideration of the parties
                                             execution and delivery of this
                                             Agreement, each of the undersigned
                                             consent to the terms of this
                                             Agreement and to support the
                                             transaction contemplated hereby.




                                             CONGRESS FINANCIAL CORPORATION



                                             By: /s/ Andrew Robin
                                                 ----------------------
                                                 Name:  Andrew Robin
                                                 Title: Senior Vice
                                                        President


                                             PARAGON CAPITAL L.L.C.



                                             By: /s/ Stewart L. Cohen
                                                 ----------------------
                                                 Name: Stewart L. Cohen
                                                 Title: Chief Executive
                                                        Officer


                                             B-III CAPITAL PARTNERS, L.P.



                                             By: /s/ Stewart L. Cohen
                                                 ----------------------
                                                 Name: Stewart L. Cohen
                                                 Title: Agent


                                             THE OFFICIAL COMMITTEE OF
                                             UNSECURED CREDITORS OF THE
                                              WIZ, INC.


                                             By: /s/ Michael S. Fox
                                                 ----------------------
                                                 Name: Michael S. Fox
                                                 Title: Counsel